Exhibit 10.7

EXECUTION VERSION

GOVERNANCE AGREEMENT

THIS GOVERNANCE AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2013, by and between EveryWare Global, Inc. f/k/a ROI Acquisition Corp., a Delaware corporation (the “Company”), and each of Clinton Magnolia Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands, and Clinton Spotlight Master Fund, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (collectively, “Sponsor”), Monomoy Capital Partners, L.P., a Delaware limited partnership, MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership, and MCP Supplemental Fund II, L.P., a Delaware limited partnership (collectively, the “MCP Funds”). All of the foregoing, collectively, the “Parties” and, each individually, a “Party”. Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Company, EveryWare Global, Inc., a Delaware corporation (“Former EveryWare”), and the other parties thereto are party to that certain Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, (the “Merger Agreement”), pursuant to which Former EveryWare will be merged with certain subsidiaries of the Company;

WHEREAS, the execution and delivery of this Agreement is a condition to the performance of the Parties’ obligations under the Merger Agreement; and

WHEREAS, the Company has agreed to provide Sponsor certain rights to participate in the governance and management of the Company as set forth herein and the Company has agreed to provide the MCP Funds certain rights to participate in the governance and management of the Company as set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.	Company Agreements.

(a)	The Company hereby agrees with each of Sponsor and the MCP Funds that, as of the Merger Effective Time:

(i)	the authorized number of directors on the Company’s Board of Directors (the “Board”) shall initially be nine (9) and shall thereafter be such number as is determined in accordance with the Company’s Organizational Documents from time to time; provided that, prior to the third (3rd) anniversary of the Closing Date, the Company shall only increase the size of the Board to accommodate additional director(s):

(A)	after the first anniversary of the Closing Date, directors who qualify as ‘independent director(s)’ under the NASDAQ Stock Market, Inc. Listing Rules (the “NASDAQ”); or

(B)	who are designated by an Independent Third Party Investor.

As used herein, the term “Independent Third Party Investor” means any Person other than the MCP Funds and their Affiliates who is granted the right to designate one or more representatives to the Board in connection with the acquisition of securities of the Company or any of its Subsidiaries having a value equal to or greater than the lesser of (i) $50 million and (ii) 20% of the Company’s market capitalization as of the date of the acquisition of such securities.

(ii)	the following individuals shall comprise the Board:

(A)	five (5) representatives designated by the MCP Funds (the “MCP Directors”), including:

(1)	Daniel Collin and Stephen Presser, recently elected as Class I Directors at the Parent Stockholders’ Meeting, and

(2)	Ron Wainshal as a Class II Director, William Krueger as a Class II Director and Barry L. Kasoff as a Class III Director;

(B)	Thomas J. Baldwin, recently elected as a Class I Director at the Parent Stockholders’ Meeting;

(C)	Joseph A. De Perio as a Class III Director;

(D)	Ronald McCray as a Class II Director; and

(E)	the Chief Executive Officer of the Company (the “CEO Director”) as a Class III Director, with John Sheppard serving as the initial CEO Director.

(iii)	in the event that any representative to the Board designated under this Section 1(a) or Section 1(b) shall cease to serve for any reason, the designating party shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of such designating party’s Beneficial Ownership at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee.

(iv)	if a representative to the Board designated under this Section 1(a) or Section 1(b) is not appointed or elected to the Board because of such person’s death, disability, disqualification or withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, then the designating party shall be entitled to designate promptly another nominee (regardless of such designating party’s Beneficial Ownership at the time of such vacancy) and the director position for which the original nominee was nominated shall not be filled pending such designation.

(b)	The Company hereby agrees that:

(i)

from and after the Merger Effective Time until the date that the MCP Funds collectively cease to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, at every meeting of the Board, or a committee thereof, for which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, the MCP Funds collectively shall have the right to designate for election to the Board as MCP Directors such number of representatives that (when taken together with all other MCP Directors), when compared to the authorized number of directors on the Board, is closest to but not less than proportional to the total number of shares of Parent Common Stock which the MCP Funds Beneficially Own relative to the total number of shares of Parent Common Stock then issued and outstanding (which, for the avoidance of doubt, shall mean that the number of representatives shall be rounded up to the next whole number in all cases; provided that, in no event shall the aggregate number of representatives which the MCP Funds are entitled to designate exceed a ratio of 5/9 of the total number of directors then serving on the Board); and

(ii)

(A)	from and after the Merger Effective Time and until the earlier of (1) the date that Sponsor ceases to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock and (2) the third (3rd) anniversary of the Closing Date, in the event that any of Thomas J. Baldwin, Joseph A. De Perio or Ronald McCray shall cease to serve on the Board for any reason, Sponsor shall be entitled to designate a successor for one (and only one) of such Persons to complete such Person’s term of service (regardless of Sponsor’s Beneficial Ownership at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; and

(B)	from and after the third (3rd) anniversary of the Closing Date (if as of such date Sponsor Beneficially Owns shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock) until the date that Sponsor ceases to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, to the extent the term of such director’s class is expiring at the next scheduled annual meeting of the Company’s stockholders, at every meeting of the Board, or a committee thereof, for which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, Sponsor shall have the right to designate for election to the Board one (1) representative in the aggregate (the “Sponsor Director”).

(c)	The Company agrees to use its best efforts to ensure that:

(i)	prior to the date that the MCP Funds collectively cease to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, to the extent the term of such director’s class is expiring at the next scheduled annual meeting of the Company’s stockholders, (i) each MCP Director is included in the Board’s slate of nominees to the stockholders for each election of directors; and (ii) each MCP Director is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof.

(ii)	from and after the third (3rd) anniversary of the Closing Date (if as of such date Sponsor Beneficially Owns shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock) until the date that Sponsor ceases to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, to the extent the term of such director’s class is expiring at the next scheduled annual meeting of the Company’s stockholders, (i) the Sponsor Director is included in the Board’s slate of nominees to the stockholders for each election of directors; and (ii) the Sponsor Director is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof.

(d)	Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under NASDAQ, the Company will elect to be a “controlled company” for purposes of NASDAQ and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company, the MCP Funds and Sponsor acknowledge and agree that, as of the date hereof, the Company is a “controlled company.” “Beneficially Own” as used herein means that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. No reduction in the number of shares of Parent Common Stock which the MCP Funds or Sponsor Beneficially Own shall shorten the term of any incumbent director or prevent the MCP Funds or Sponsor from designating a replacement representative pursuant to Section 1(a) or Section 1(b).

(e)	The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the MCP Funds and Sponsor and the Third Amended & Restated Parent Charter and/or Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(f)

(i)	From and after the date hereof until such time that the MCP Funds collectively cease to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, the MCP Funds, collectively, shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (1) the percentage of the total voting power of the then outstanding Parent Common Stock then Beneficially Owned by the MCP Funds collectively and (2) the number of positions, including any vacancies, on the applicable committee, provided that (i) in no event shall the MCP Funds have the right to designate more than 2/3 of the total number of directors serving on any such committee and (ii) any such designee shall be a member of the Board and shall be eligible to serve on the applicable committee under applicable law or listing standards.

(ii)	From and after the date hereof until the expiration of his term as a (i) Class I Director, Thomas J. Baldwin shall serve as a member of the Compensation

Committee of the Board, (ii) Class III Director, Joseph A. De Perio shall serve as a member of the Corporate Governance and Nominating Committee of the Board and (iii) Class II Director, Ronald McCray shall serve as a member of the Audit Committee of the Board, provided that each of Mr. Baldwin, Mr. De Perio and Mr. McCray, as applicable, is then a member of the Board and eligible to serve on such respective committee under applicable law or listing standards.

(g)	The members of the Audit Committee of the Board shall initially be Barry L. Kasoff, Ronald McCray and Ron Wainshal, the members of the Compensation Committee of the Board shall initially be Thomas J. Baldwin, Stephen Presser and William Krueger, and the members of the Corporate Governance and Nominating Committee of the Board shall initially be Joseph A. De Perio, Daniel Collin and John K. Sheppard.

(h)	Subject to the provisions of Section 1(f)(i), all other members of any other Committee of the Board shall be determined by the Board and, subject to Sections 2 and 3, each member of the Board shall, receive aggregate annual compensation in an amount as determined by a majority of the Board, with 25% (or more in such Board Member’s discretion) paid as equity compensation.

2.	MCP Funds and Company Agreements.

Each MCP Fund hereby agrees with the Company that, for so long as the MCP Funds are entitled to designate a majority of the Board hereunder, Daniel Collin shall serve as Chairman of the Board, receiving aggregate annual compensation of $250,000 during his term of service on the Board, with 25% (or more in Mr. Collin’s discretion) paid as equity compensation.

3.	Sponsor and Company Agreements.

Sponsor and the Company hereby agree that:

(a)	for so long as Sponsor is entitled to designate a Sponsor Director hereunder, the Sponsor Director will be required to be an “independent” director under the NASDAQ Listing Rules; and

(b)	as of the Merger Effective Time, Thomas J. Baldwin shall serve as Vice-Chairman of the Board, receiving aggregate annual compensation of $200,000 during his term of service on the Board, with 25% (or more in Mr. Baldwin’s discretion) paid as equity compensation.

4. This Agreement constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all Parties and the Company will not consent to any amendment or modification or waive the provisions of, the Letter Agreement without the express written consent of each of the Parties to this Agreement.

5. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Parties (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced exclusively in the federal and state courts located in New Castle County in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address or facsimile number indicated on the books and records of the Company or such other address as a Party shall subsequently provide.

8. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the party seeking the injunction, specific performance and other equitable relief has an adequate remedy at law.

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IN WITNESS WHEREOF, the parties hereto have executed this Governance Agreement as of the date first written above.

EVERYWARE GLOBAL, INC. (F/K/A ROI ACQUISITION CORP.)

By:	/s/ Kerri Love
Name: Kerri Love Its: Senior Vice President, General Counsel and Secretary

MONOMOY CAPITAL PARTNERS, L.P.

By: Monomoy General Partner, L.P. Its: General Partner

By: Monomoy Ultimate GP, LLC Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin Its: Partner as a tenant in common with:

MCP SUPPLEMENTAL FUND, L.P.

By: Monomoy General Partner, L.P. Its: General Partner

By: Monomoy Ultimate GP, LLC Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin Its: Partner and as a tenant in common with:

[Governance Agreement Signature Page]

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

MONOMOY CAPITAL PARTNERS II, L.P.

By: Monomoy General Partner II, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

MCP SUPPLEMENTAL FUND II, L.P.

By: Monomoy General Partner II, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:	/s/ Daniel Collin
Name: Daniel Collin
Its: Partner

CLINTON MAGNOLIA MASTER FUND, LTD.

By: Clinton Group, Inc., its investment manager

By:	/s/ Joseph A. De Perio
Name: Joseph A. De Perio
Its: Senior Portfolio Manager

[Governance Agreement Signature Page]

CLINTON SPOTLIGHT MASTER FUND, L.P.

By: Clinton Group, Inc., its investment manager

By:	/s/ Joseph A. De Perio
Name: Joseph A. De Perio
Its: Senior Portfolio Manager

[Governance Agreement Signature Page]